Exhibit (11)

    Proskauer Rose LLP    1001 Pennsylvania Avenue, NW Suite 600 South    Washington, DC 20004-2533

November 23, 2020

Oaktree Specialty Lending Corporation

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Re: Registration Statement on Form N-14

Dear Ladies and Gentlemen:

We have acted as special counsel for Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form N-14 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 23, 2020 relating to the proposed issuance by the Company of up to 45,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of October 28, 2020 (the “Merger Agreement”), among Oaktree Strategic Income Corporation, the Company, Lion Merger Sub, Inc. and Oaktree Fund Advisors, LLC (for the limited purposes set forth therein).

This opinion is being furnished in accordance with the requirements of subparagraph (11) of Item 16 of Part C of Form N-14.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement,

(ii)	the Merger Agreement,

(iii)	the Restated Certificate of Incorporation of the Company, as corrected and amended to date,

(iv)	the Fourth Amended and Restated Bylaws of the Company,

(v)	the specimen stock certificate evidencing the Common Stock,

(vi)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the shares of Common Stock, and

(vii)

such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to facts material to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware (including all reported judicial decisions interpreting these laws) (the “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinion herein stated.

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November 23, 2020

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Shares are (a) issued and delivered in accordance with the terms of the Merger Agreement and (b) if applicable, countersigned by the transfer agent, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement filed with the Commission on the date hereof. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Proskauer Rose LLP

Washington, DC